Exhibit 10.2

THE NEW HOME COMPANY INC.
2016 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
The New Home Company Inc. (the “Company”) has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Amended and Restated 2016 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule: The RSUs granted hereby (the “Grant Amount”) shall vest in respect of one-third of the Shares subject thereto on each of the first, second and third anniversaries of the Grant Date, (a) rounding up to the nearest whole Share on the first anniversary, (b)(i) if immediately following the vesting on the first anniversary, there is an odd number of RSUs remaining, rounding up to the nearest whole Share on the second anniversary and (ii) if immediately following the vesting on the first anniversary, there is an even number of RSUs remaining, rounding down to the nearest whole Share on the second anniversary and (c) rounding down to the nearest whole Share on the third anniversary; subject to the terms of the Agreement. To the extent the foregoing rounding procedures would result an aggregate number of Shares granted that is not equal to the Grant Amount, the Company shall cause the Shares to vest as nearly as possible to one-third of the Shares subject to the Grant at each anniversary such that each vest has a whole number of Shares and results in an aggregate amount of Shares granted to Participant that is equal to the Grant Amount.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

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THE NEW HOME COMPANY INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

2

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Exhibit A

RESTRICTED STOCK UNIT AGREEMENT
Article I.
GENERAL
1.1    Award of RSUs and Dividend Equivalents.
(a)    The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Share underlying an RSU until the time (if ever) such RSU has vested.
(b)    The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share that becomes vested in accordance with this Agreement. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest and, for the avoidance of doubt, without assuming reinvestment in Shares) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A. Dividend Equivalents shall not entitle Participant to any payments relating to dividends with a record date that occurs after the earlier of the payment or forfeiture of the RSU underlying such Dividend Equivalent, and Participant shall not be entitled to any Dividend Equivalent payment with respect to any RSU that does not vest in accordance with this Agreement.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture.
(a)    Except as otherwise provided in Sections 2.1(b) below, the RSUs will vest according to the vesting schedule in the Grant Notice.
(b)    In the event that Participant experiences a Termination of Service due to a termination by the Company without Cause or by Participant for Good Reason (as defined in a Severance

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Agreement, and if and only if such agreement exists between Participant and the Company), in either case, during the CIC Protection Period, then the RSUs will accelerate and become fully vested as of the date of termination. For the avoidance of doubt, if Participant has no Severance Agreement which provides for rights upon a Termination of Service by Participant for Good Reason, such Participant shall not be entitled to any accelerated vesting of Participant’s RSUs under this Section 2.1 upon a Termination of Service by Participant for Good Reason.
(c)    Except as provided above in Section 2.1(b), in the event that Participant experiences a Termination of Service for any reason, all then-unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.
(d)    Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
(e)    As used in this Agreement, “Cause” shall have the meaning provided in an applicable employment or other service agreement between the Company (or its Subsidiaries or affiliates) and Participant if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean the occurrence of any of the following conditions:
(i)    conviction or plea of guilty or nolo contendere to a charge of commission of a felony or a misdemeanor involving moral turpitude;
(ii)    the commission of dishonest, fraudulent or deceptive acts or practices in connection with Participant’s status as a Service Provider that are materially injurious to the Company, monetarily or otherwise;
(iii)    Participant’s material breach of any Company policy; or
(iv)    Participant’s ongoing willful refusal to follow the proper and lawful directions of the Company after a written demand for substantial performance is delivered to Participant by the Company that specifically identifies the manner in which the Company believes that Participant has refused to follow its instructions and Participant’s failure to cure such refusal not later than 30 days following his or her receipt of such notice.
For purposes of this definition, no act, or failure to act, on the part of Participant shall be considered “willful” unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant’s action or omission was in the best interests of the Company.
(f)    As used in this Agreement, “CIC Protection Period” shall mean on or within 24 months following a Change in Control.

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(g)    As used in this Agreement, “Severance Agreement” shall mean an applicable employment, severance or other agreement between the Company (or its Subsidiaries or affiliates) and Participant if such an agreement exists and contains severance payments and/or benefits upon a qualifying termination of service in connection with a Change in Control.
2.2    Settlement. RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than 60 days after the RSU’s vesting date. Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than 60 days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
Article III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Tax Withholding.
(a)    The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value (determined by the Company in its sole discretion) on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.

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Article IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

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4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive payment as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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A-5

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